Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Series Fund II, Inc. (the “Registrant”), hereby certifies, to the best of their knowledge, that the Registrant’s Report on Form N-CSR for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: August 14, 2026
/s/ John M. Perlowski
John M. Perlowski
Chief Executive Officer (principal executive officer) of
BlackRock Series Fund II, Inc.
Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Series Fund II, Inc. (the “Registrant”), hereby certifies, to the best of their knowledge, that the Registrant’s Report on Form N-CSR for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: August 14, 2026
/s/ Trent Walker
Trent Walker
Chief Financial Officer (principal financial officer) of
BlackRock Series Fund II, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.